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                                                                       EXHIBIT 1



                             SELLING AGENT AGREEMENT

                                  by and among

                         Household Finance Corporation,

                      Incapital LLC (as Purchasing Agent)

                                     and the

                               Agents named herein

                                 ______, 200__





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________, 200__
To Incapital LLC and the Agents listed on the signature page hereto.


     Household Finance Corporation, a Delaware corporation (the "Company"), proposes to issue and sell up to $3,000,000,000 aggregate principal amount of its HFC InterNotes(R) due nine months or more from date of issue (the "Notes"). The Notes will constitute a part of a series of senior debt securities, unlimited as to aggregate principal amount, to be issued pursuant to the Indenture (the "Indenture") dated as of March 1, 2001, between the Company and JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank, as trustee (the "Trustee"), which incorporates therein the terms and conditions of the Standard Multiple-Series Indenture Provisions for Senior Debt Securities dated as of June 1, 1992. The terms of the Notes are described in the Prospectus referred to below.

                  Subject to the terms and conditions contained in this Selling Agent Agreement (the "Agreement"), the Company hereby (1) appoints Incapital LLC, as purchasing agent (the "Purchasing Agent"), (2) appoints each of the other parties listed on the signature page as agent of the Company ("Agent") for the purpose of soliciting offers to purchase the Notes and each of the Agents hereby agrees to use reasonable best efforts to solicit offers to purchase Notes upon terms acceptable to the Company at such times and in such amounts as the Company shall from time to time specify and in accordance with the terms hereof, and, after consultation with the Purchasing Agent and (3) agrees that whenever the Company determines to sell Notes pursuant to this Agreement, such Notes shall be sold pursuant to a Terms Agreement (as defined herein) relating to such sale in accordance with the provisions of Section V hereof between the Company and the Purchasing Agent, with the Purchasing Agent purchasing such Notes as principal for resale to the Agents or dealers (the "Selected Dealers"), each of whom will purchase such notes as principal. The Company reserves the right to enter into agreements substantially identical hereto with other agents, subject to prior notification to the Purchasing Agent of any such agreements.

                                       I.

     The Company has filed with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-3 (Registration No. 333-_____) relating to the Notes and the offering thereof, from time to time, in accordance with Rule 415 under the Securities Act of 1933, as amended (the "1933 Act") (such registration statement, including all exhibits thereto but excluding Form T-1, as amended at the time such registration statement or any part thereof became effective, being hereinafter called the "Registration Statement"). Such Registration Statement has been declared effective by the SEC, and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The prospectus relating to the Notes constituting part of the Registration Statement, including the documents incorporated



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by reference therein as of the effective date of the Registration Statement, and as from time to time amended or supplemented (including by the filing of documents incorporated therein by reference and by any Pricing Supplement (as herein defined)) shall hereinafter be referred to as the "Prospectus."

                                       II.

                  The obligations hereunder of the Purchasing Agent and the Agents are subject to the following conditions:

         (a) On the date hereof, the Purchasing Agent and the Agents shall have received the following legal opinions, dated as of the date hereof and in form and substance satisfactory to them:

              (1) The opinion of John W. Blenke, Vice President - Corporate Law of Household International, Inc., the parent of the Company, or other counsel to the Company satisfactory to the Purchasing Agent and the Agents that:

(i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware;

(ii) The significant subsidiaries, as defined in Rule 1-02 of Regulation S-X of the SEC (the "significant subsidiaries"), of the Company are validly organized and existing corporations under the laws of their respective jurisdictions of incorporation;

(iii) The Company and its significant subsidiaries are duly authorized under statutes which regulate the business of insurance or the business of making loans or of financing the sale of goods (commonly called "small loan laws," "consumer finance laws," or "sales finance laws"), or are permitted under the general interest statutes and related laws and court decisions, to conduct in the various jurisdictions in which they do business the respective businesses therein conducted by them as described in the Prospectus, except where failure to be so permitted or failure to be so authorized will not have a material adverse effect on the business or consolidated financial condition of the Company and its subsidiaries taken as a whole;

(iv) The Company has an authorized capitalization as set forth in the Prospectus and all of the outstanding shares of its common stock have been duly and validly authorized and issued, are fully paid and non-assessable and are owned of record and beneficially by the Company's parent, Household International, Inc.;

(v) To the best of such counsel's knowledge, there are no legal or governmental proceedings pending, other than those referred to or incorporated in the Prospectus, to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which individually or in the aggregate is material, and, to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;



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(vi) This Agreement has been duly authorized, executed and delivered by the
Company;

(vii) The Indenture has been duly authorized, executed and delivered by the Company, and constitutes a valid and legally binding instrument of the Company enforceable in accordance with its terms except as enforcement of the provisions thereof may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights or by general principles of equity; the Indenture has been duly qualified under the Trust Indenture Act; and all taxes and fees required to be paid with respect to the execution of the Indenture and the issuance of the Notes have been paid;

(viii) The Notes have been duly authorized and, when the Notes have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture, the applicable board resolutions and this Agreement, against payment of the agreed consideration therefor, the Notes will constitute valid and legally binding obligations of the Company and, with like exceptions as noted in subdivision (vii) above, will be entitled to the benefits provided by the Indenture; and the Notes and the Indenture conform to the descriptions thereof in the Prospectus;

(ix) The issue and sale of the Notes, and the compliance by the Company with all of the provisions of the Notes, the Indenture, this Agreement and any Terms Agreement will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company or any of its subsidiaries pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement, or other agreement or instrument, known to such counsel to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries may be bound or to which any of the property or assets of the Company or any of its subsidiaries is subject (except for conflicts, breaches and defaults which would not, individually or in the aggregate, be materially adverse to the Company and its subsidiaries taken as a whole or materially adverse to the transactions contemplated by this Agreement) nor will such action result in any violation of the provisions of the charter or the by-laws of the Company or any of its subsidiaries or, to the best of such counsel's knowledge, any statute or any order, rule or regulation applicable to the Company or any of its subsidiaries of any court or of any Federal, state or other regulatory authority or other governmental body having jurisdiction over the Company or any of its subsidiaries; and no consent, approval, authorization, order, registration or qualification of or with any court or any such regulatory authority or other governmental body is required for the issue and sale of the Notes or the consummation of the other transactions contemplated in this Agreement and any Terms Agreement, except the registration under the 1933 Act of the Notes, the qualification of the Indenture under the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky Laws in connection with the public offering of the Notes by the Agents;

(x) The documents incorporated by reference in the Prospectus (other than the financial statements and related schedules therein, as to which such counsel need express no opinion), when they became effective or were filed with the SEC, as the case may be, complied as to form in all material respects with the requirements of the 1933 Act or the Securities Exchange Act of



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1934, as amended (the "1934 Act"), as applicable, and the General Rules and
Regulations of the 1933 Act (the "1933 Act Regulations") or the General Rules and Regulations of the 1934 Act (the "1934 Act Regulations"), as applicable; and such counsel has no reason to believe that any of such documents, when they became effective or were so filed, as the case may be, contained, in the case of documents which became effective under the 1933 Act, an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and, in the case of documents which were filed under the 1934 Act with the SEC, an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading;

(xi) The Registration Statement has become and is now effective under the 1933 Act and, no proceedings for a stop order in respect of the Registration Statement are pending or to the best of such counsel's knowledge, threatened under Section 8(d) or 8(e) of the 1933 Act; and

(xii) The Registration Statement and the Prospectus and any further amendments and supplements thereto made by the Company prior to the date hereof (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the Trust Indenture Act and the rules and regulations thereunder.

Such counsel shall also state that such counsel has no reason to believe that the Registration Statement or any amendment thereof (including the filing of any annual report on Form 10-K) at the time it became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as of its date and at the date hereof contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and such counsel does not know of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Prospectus or required to be described in the Registration Statement or the Prospectus which are not filed or incorporated by reference or described as required;

              (2) The opinion of McDermott, Will & Emery, counsel to the Purchasing Agent and the Agents, with respect to this Agreement, the validity of the Indenture, the Notes, the Registration Statement, the Prospectus and other related matters as you may reasonably request, and such counsel shall have received such documents, certificates and information as they may reasonably request to enable them to pass upon such matters.

         (b) On the date hereof, the Purchasing Agent and the Agents shall have received a certificate of the President or any Vice President or any other authorized officer of the Company satisfactory to them (each, an "Authorized Officer"), dated as of the date hereof, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus and this Agreement and that to the best of their knowledge (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been



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any material adverse change in the condition, financial or otherwise, earnings or business affairs of the Company and its subsidiaries considered as one enterprise, whether or not arising from transactions in the ordinary course of business, except as set forth or contemplated in the Prospectus, (ii) the other representations and warranties of the Company contained in this Agreement are true and correct in all material respects with the same force and effect as though expressly made at and as of the date of such certificate, (iii) the Company has performed or complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the date of such certificate, (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the SEC and (v) no litigation or proceeding shall be threatened or pending to restrain or enjoin the issuance or delivery of the Notes, or which in any way affects the validity of the Notes.

         (c) On the date hereof, the Purchasing Agent and the Agents shall have received a letter from Arthur Andersen LLP ("Arthur Andersen") dated as of the date hereof and in form and substance satisfactory to them, to the effect that:

         (i) They are independent public accountants with respect to the Company and its subsidiaries within the meaning of the 1933 Act and the 1933 Act Regulations.

         (ii) In their opinion, the consolidated financial statements of the Company and its subsidiaries audited by them and included or incorporated by reference in the Registration Statement and Prospectus comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations with respect to registration statements on Form S-3 and the 1934 Act and the 1934 Act Regulations.

         (iii) On the basis of procedures (but not an audit in accordance with generally accepted auditing standards) consisting of:

                           (a) Reading the minutes of the meetings of the board
                  of directors and committees of the board of directors of the Company and its parent, Household International, Inc., as set forth in the minute books through a specified date not more than five business days prior to the date of delivery of such letter;

                           (b) Performing the procedures specified by the
                  American Institute of Certified Public Accountants for a review of interim financial information as described in SAS No. 71, Interim Financial Information, on the unaudited condensed consolidated interim financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement and Prospectus and reading the unaudited interim financial data, if any, for the period from the date of the latest balance sheet included or incorporated by reference in the Registration Statement and Prospectus to the date of the latest available interim financial data; and

                           (c) Making inquiries of certain officials of the
                  Company who have responsibility for financial and accounting matters regarding the specific items for which representations are requested below;

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         nothing has come to their attention as a result of the foregoing procedures that caused them to believe that:

                           (1) the unaudited condensed consolidated interim
                  financial statements, included or incorporated by reference in the Registration Statement and Prospectus, do not comply as to form in all material respects with the applicable accounting requirements of the 1934 Act and the 1934 Act Regulations thereunder;

                           (2) any material modifications should be made to the
                  unaudited condensed consolidated interim financial statements, included or incorporated by reference in the Registration Statement and Prospectus, for them to be in conformity with generally accepted accounting principles;

                           (3) (i) at the date of the latest available interim
                  financial statements, there was any change in net charge-offs of finance receivables owned, any change in revenue, or any change in net income as compared to the corresponding period in the prior year, or (ii) there was any change in senior and senior subordinated debt (with original maturities over one year), or any change in commercial paper, bank or other borrowings, as compared with the corresponding amounts included in the most recent audited financial statements of the Company incorporated by reference in the Registration Statement and Prospectus, except in all instances for changes or decreases which the Registration Statement and Prospectus disclose have occurred or may occur, or Arthur Andersen shall state any specific changes.

                  (iv) The letter shall also state that Arthur Andersen has carried out certain other specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included or incorporated by reference in the Registration Statement and Prospectus and which are specified by the Purchasing Agent and the Agents and agreed to by Arthur Andersen, and has found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company and its subsidiaries identified in such letter.

         (d) On the date hereof, counsel to the Purchasing Agent and the Agents shall have been furnished with such documents and opinions as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance and sale of Notes as herein contemplated, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, contained herein; and all proceedings taken by the Company in connection with the issuance and sale of Notes as herein contemplated shall be satisfactory in form and substance to such counsel and to the Purchasing Agent and the Agents.



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         The obligations of the Purchasing Agent to purchase Notes as principal under any Terms Agreement are subject to the conditions that (i) no litigation or proceeding shall be threatened or pending to restrain or enjoin the issuance or delivery of the Notes, or which in any way questions or affects the validity of the Notes, (ii) no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the SEC, (iii) the ratings assigned by any nationally recognized statistical rating organization, as that term is defined by the SEC for purpose of Rule 436(g) promulgated under the 1933 Act, to any senior debt securities of the Company as of the date of such Terms Agreement shall have been lowered since that date, and (iv) there shall not have come to the Purchasing Agent's attention any facts that would cause the Purchasing Agent to believe that the Prospectus as amended or supplemented at the time it was required to be delivered to a purchaser of Notes, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at such time, not misleading. Each of such conditions shall be met on the date of the Terms Agreement and on the corresponding Settlement Date (as defined herein). Further, if specifically called for by any Terms Agreement, the Purchasing Agent's obligations hereunder and under such Terms Agreement shall be subject to such additional conditions, including those set forth in clauses (a), (b) and
(c) above, as agreed to by the parties, each of which such agreed conditions shall be met on the corresponding Settlement Date.

                                      III.

                  In further consideration of your agreements herein contained, the Company covenants as follows:

         (a) The Company will notify the Purchasing Agent and the Agents immediately of (i) the effectiveness of any amendment to the Registration Statement, (ii) the filing of any amendment or supplement to the Prospectus (other than a Pricing Supplement), (iii) the receipt of any comments from the SEC with respect to the Registration Statement or the Prospectus or any document filed with the SEC pursuant to the 1934 Act which is or will be incorporated by reference in the Registration Statement and the Prospectus, (iv) any request by the SEC for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information relating thereto or with respect to a document filed with the SEC pursuant to the 1934 Act which is or will be incorporated by reference in the Registration Statement and the Prospectus, and (v) the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

         (b) The Company will give the Purchasing Agent and the Agents notice of its intention to file or prepare any additional registration statement with respect to the registration of additional Notes or any amendment to the Registration Statement or any amendment or supplement to the Prospectus (other than an amendment or supplement effected by the filing of a document with the SEC pursuant to the 1934 Act) and, upon request, will furnish the Purchasing Agent and the Agents with copies of any such registration statement or amendment or supplement proposed to be filed or prepared a reasonable time in advance of such proposed filing or



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preparation, as the case may be, and will not file any such registration statement or amendment or supplement in a form as to which the Purchasing Agent or the Agents or your counsel reasonably object.

         (c) The Company will deliver to the Purchasing Agent and the Agents without charge, a copy of (i) the Indenture, (ii) the Registration Statement (as originally filed) and of each amendment thereto (including exhibits filed therewith and documents incorporated by reference in the Prospectus) and (iii) a certified copy of the corporate authorization of the issuance and sale of the Notes. The Company will furnish to the Purchasing Agent and the Agents as many copies of the Prospectus (as amended or supplemented) as they shall reasonably request so long as the Agents are required to deliver a Prospectus in connection with sales or solicitations of offers to purchase the Notes under the 1933 Act.

         (d) The Company will prepare, with respect to any Notes to be sold pursuant to this Agreement, a pricing supplement with respect to such Notes in substantially the form attached as Exhibit D (a "Pricing Supplement") and will file such Pricing Supplement with the SEC pursuant to Rule 424(b) under the 1933 Act not later than the close of business on the second business day after the date on which such Pricing Supplement is first used.

         (e) Except as otherwise provided in subsection (k) of this Section, if at any time during the term of this Agreement any event shall occur or condition exist as a result of which it is necessary, in the reasonable opinion of your counsel or counsel for the Company, to further amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in light of the circumstances existing at the time the Prospectus is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of either such counsel, to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, immediate notice shall be given, and confirmed in writing, to the Agents to cease the solicitation of offers to purchase the Notes and to cease sales of any Notes by the Purchasing Agent, and the Company will promptly prepare and file with the SEC such amendment or supplement, whether by filing documents pursuant to the 1934 Act, the 1933 Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement and Prospectus comply with such requirements.

         (f) Except as otherwise provided in subsection (k) of this Section, on or prior to the date on which there shall be released to the general public interim financial statement information related to the Company with respect to each of the first three quarters of any fiscal year or preliminary financial statement information with respect to any fiscal year, the Company shall furnish promptly such information to the Purchasing Agent and the Agents, confirmed in writing, and thereafter shall cause promptly the Prospectus to be amended or supplemented to include or incorporate by reference financial information with respect thereto, as well as such other information and explanations as shall be necessary for an understanding thereof, as may be required by the 1933 Act or the 1934 Act or otherwise.



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         (g) Except as otherwise provided in subsection (k) of this Section, on or prior to the date on which there shall be released to the general public financial information included in or derived from the audited financial statements of the Company for the preceding fiscal year, the Company shall furnish promptly such information to the Purchasing Agent and the Agents and thereafter shall cause promptly the Registration Statement and the Prospectus to be amended to include or incorporate by reference such audited financial statements and the report or reports, and consent or consents to such inclusion or incorporation by reference, of the independent accountants with respect thereto, as well as such other information and explanations as shall be necessary for an understanding of such financial statements, as may be required by the 1933 Act or the 1934 Act or otherwise.

         (h) The Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Section 11(a) and of Rule 158 under the 1933 Act) covering each twelve-month period beginning, in each case, not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in such Rule 158) of the Registration Statement with respect to each sale of Notes.

         (i) The Company will endeavor to qualify the Notes for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Purchasing Agent and the Agents may designate and will maintain such qualifications in effect for as long as may be required for the distribution of the Notes; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Notes have been qualified as above provided. The Company will promptly advise the Purchasing Agent and the Agents of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any such state or jurisdiction or the initiating or threatening of any proceeding for such purpose.

         (j) The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file promptly all documents required to be filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act.

         (k) The Company shall not be required to comply with the provisions of subsections (e), (f) or (g) of this Section or the provisions of Sections
VII (b), (c) and (d) during any period from the time (i) the Agents have suspended solicitation of purchases of the Notes pursuant to a direction from the Company and (ii) the Agents shall not then hold any Notes as principal purchased from the Purchasing Agent to the time the Company shall determine that solicitation of purchases of the Notes should be resumed or shall subsequently agree for the Purchasing Agent to purchase Notes as principal.

                                       IV.

          (a) The Agents propose to solicit offers to purchase the Notes upon the terms and conditions set forth herein and in the Prospectus and upon the terms communicated to the Agents from time to time by the Purchasing Agent. For the purpose of such solicitation the Agents will use the Prospectus as then amended or supplemented which has been most recently distributed to the Agents by the Company, and the Agents will solicit offers to purchase only as permitted or contemplated thereby and herein and will solicit offers to purchase the Notes only as permitted by the 1933 Act and the applicable securities laws or regulations of any jurisdiction. The Company reserves the right, in its sole discretion, to suspend solicitation of offers to purchase the Notes commencing at any time for any period of time or permanently. Upon receipt of instructions (which may be given orally) from the Company to the Purchasing Agent, the Agents will suspend promptly solicitation of offers to purchase until such time as the Company has advised the Purchasing Agent that such solicitation may be resumed.

              Unless otherwise instructed by the Company, the Agents are authorized to solicit offers to purchase the Notes only in denominations of $1,000 or more (in multiples of $1,000). The Agents are not authorized to appoint subagents or to engage the services of any other broker or dealer in connection with the offer or sale of the Notes without the consent of the Company. Unless otherwise instructed by the Company, the Purchasing Agent shall communicate to the Company, orally or in writing, each offer to purchase Notes. The Company shall have the sole right to accept offers to purchase Notes and may reject any proposed offers to purchase Notes as a whole or in part. The Purchasing Agent and each Agent shall have the right, in its discretion reasonably exercised, to reject any proposed purchase of Notes, as a whole or in part, and any such rejection shall not be deemed a breach of its agreements contained herein. The Company agrees to pay the Purchasing Agent, as consideration for soliciting offers to purchase Notes pursuant to a Terms Agreement, a concession in the form of a discount equal to the percentages of the initial offering price of each Note actually sold as set forth in Exhibit A hereto (the "Concession"). The Purchasing Agent and the Agents will share the above-mentioned Concession with Agents and the Selected Dealers, as applicable, in such proportions as they may agree.

              Unless otherwise authorized by the Company, all Notes shall be sold to the public at a purchase price not to exceed 100% of the principal amount thereof, plus accrued interest, if any. Such purchase price shall be set forth in the confirmation statement of the Agent or Selected Dealer responsible for such sale and delivered to the purchaser along with a copy of the Prospectus (if not previously delivered) and Pricing Supplement.

          (b) Procedural details relating to the issue and delivery of, and the solicitation of purchases and payment for, the Notes are set forth in the Administrative Procedures attached hereto as Exhibit B (the "Procedures"), as amended from time to time. The provisions of the Procedures shall apply to all transactions contemplated hereunder unless otherwise provided in a Terms Agreement. The Company, the Purchasing Agent and the Agents each agree to perform the respective duties and obligations specifically provided to be performed by each in the Procedures as amended from time to time. The Procedures may only be amended by written agreement of the Company, the Purchasing Agent and the Agents.



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         (c) The Company, the Purchasing Agent and each Agent acknowledges and agrees, and each Selected Dealer will be required to acknowledge and agree, that the Notes are being offered for sale in the United States only.

                                       V.

         Each sale of Notes shall be made in accordance with the terms of this Agreement and a separate agreement in substantially the form attached as Exhibit C (a "Terms Agreement") to be entered into which will provide for the sale of such Notes to, and the purchase and reoffering thereof, by the Purchasing Agent as principal. A Terms Agreement may also specify certain provisions relating to the reoffering of such Notes by the Purchasing Agent. The offering of Notes by the Company hereunder and the Purchasing Agent's agreement to purchase Notes pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations, warranties and agreements of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall describe the Notes to be purchased pursuant thereto by the Purchasing Agent as principal, and may specify, among other things, the principal amount of Notes to be purchased, the interest rate and stated maturity date or dates of such Notes, the interest payment dates, if any, the net proceeds to the Company, the initial public offering price at which the Notes are proposed to be reoffered, and the time and place of delivery of and payment for such Notes (the "Settlement Date"), whether the Notes provide for a Survivor's Option, whether the Notes are redeemable or repayable and on what terms and conditions, and any other relevant terms. In connection with the resale of the Notes purchased, without the consent of the Company, the Agents are not authorized to appoint subagents or to engage the service of any other broker or dealer, nor may the Agents reallow any portion of the Concession paid to them. Terms Agreements, each of which shall be substantially in the form of Exhibit C hereto, or as otherwise agreed to between the Company and the Purchasing Agent, may take the form of an exchange of any standard form of written telecommunication between the Purchasing Agent and the Company.


                                       VI.

         The Company represents and warrants to the Purchasing Agent and the Agents as of the date hereof, as of the date of each Terms Agreement, as of each Settlement Date, and as of any time that the Registration Statement or the Prospectus shall be amended or supplemented or there is filed with the SEC any document incorporated by reference into the Prospectus (each of the times referenced above being referred to herein as a "Representation Date") as follows:

(a) The Registration Statement has been filed with the SEC in the form heretofore delivered to you and such Registration Statement in such form has been declared effective by the SEC and no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been initiated or threatened by the SEC;

(b) The documents incorporated by reference in the Prospectus, when they became effective or were filed with the SEC, as the case may be, conformed in all material respects to the requirements of the 1933 Act or the 1934 Act, as applicable, and the 1933 Act Regulations and 1934 Act Regulations, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus and any amendments or supplements thereto, when they become effective or are filed with the SEC, as the case may be, will conform in all material respects to the requirements of the 1933 Act or the 1934 Act, as applicable, and the rules and regulations of the SEC thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Purchasing Agent or any Agent expressly for use in the Prospectus as amended or supplemented to relate to a particular issuance of Notes;

(c) The Registration Statement and the Prospectus conform, and any amendments or supplements thereto will conform, when they become effective or are filed with the SEC, as the case may be, and as of each subsequent Representation Date will conform, in all material respects to the requirements of the 1933 Act, the 1933 Act Regulations and the Trust Indenture Act and the rules and regulations of the SEC thereunder and do not and will not as of its effective date as to the Registration Statement and as of its filing date and as of each Representation Date as to the Prospectus contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by any Agent expressly for use in the Prospectus as amended or supplemented to relate to a particular issuance of Notes;

(d) The financial statements included or incorporated by reference in the Registration Statement present fairly the financial position of the Company and subsidiaries as of the dates indicated and the results of their respective operations for the periods specified; and said financial statements have been prepared in conformity with generally accepted accounting principles applied on a basis which is consistent in all material respects during the periods involved;

(e) The Company and its significant subsidiaries are validly organized and existing corporations under the laws of their respective jurisdictions of incorporation; and the Company and its significant subsidiaries are duly authorized under statutes which regulate the business of making loans or of financing the sale of goods (commonly called "small loan laws," or "sales finance laws"), or are permitted under the general interest statutes and related laws and court decisions to conduct in the various jurisdictions in which they do business the respective businesses therein conducted by them as described in the Prospectus except where failure to be so authorized or permitted will not have a material adverse effect on the business or consolidated financial condition of the Company and its subsidiaries taken as a whole;

(f) There are no legal or governmental proceedings pending, other than those referred to in the Prospectus, to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject, other than proceedings which are not reasonably expected, individually or in the aggregate, to have a material adverse effect on the consolidated financial position, shareholders' equity or results of operations of the Company and its subsidiaries taken as a whole; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(g) The Notes have been duly authorized, and, when issued and delivered pursuant to this Agreement and any Terms Agreement and the Indenture will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the applicable Indenture; the Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and the Trustee and constitutes a valid and legally binding instrument enforceable in accordance with its terms except as the same may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights or by general principles of equity; and the Indenture conforms to the description thereof in the Prospectus as originally filed with the SEC, and the Notes will conform to the description thereof in the Prospectus as amended or supplemented;

(h) The issue and sale of the Notes and the compliance by the Company with all of the provisions of the Notes, the Indenture, this Agreement and any Terms Agreement will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company or any of its subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries may be bound or to which any of the property or assets of the Company or any of its subsidiaries is subject (except for conflicts, breaches and defaults which would not, individually or in the aggregate, be materially adverse to the Company and its subsidiaries taken as a whole or materially adverse to the transactions contemplated by this Agreement), nor will such action result in any violation of the provisions of the Restated Certificate of Incorporation, as amended, or the By-Laws of the Company or any of its subsidiaries or any statute or order, rule or regulation applicable to it, of any court or any Federal, State or other regulatory authority or any other governmental body having jurisdiction over it; and no consent, approval, authorization, order, registration or qualification of or with any court or other such regulatory authority or other governmental body is required for the issue and sale of the Notes or the consummation of the other transactions contemplated in this Agreement or any Terms Agreement except the registration under the 1933 Act of the Notes, the qualification of the Indenture under the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under State securities or Blue Sky laws in connection with the purchase and distribution of the Notes by the Agents;

(i) The Company and its subsidiaries taken as a whole have not sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus as amended or supplemented any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree; and since the date of the latest audited financial statements included or incorporated by reference in the Prospectus as it may be amended or supplemented there has not been any material change in the capital stock or long-term debt of the Company (except for changes resulting from the purchase by the Company of its outstanding securities for sinking fund purposes) or any material adverse change in the general affairs or management, or the consolidated financial position, shareholders' equity or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Prospectus as amended or supplemented; and

(j) Arthur Andersen LLP, who have certified certain financial statements included or to be included in the Registration Statement and the Prospectus, are independent public accountants as required by the 1933 Act and the 1933 Regulations.

         Any certificate signed by any Authorized Officer of the Company and delivered to the Purchasing Agent or to counsel for the Purchasing Agent in connection with an offering of Notes or the sale of Notes to the Purchasing Agent as principal shall be deemed a representation and warranty by the Company to the Agents as to the matters covered thereby on the date of such certificate and at each Representation Date subsequent thereto.

         All representations, warranties, covenants and agreements of the Company contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Purchasing Agent or any Agent or any controlling person of the Purchasing Agent or any Agent, or by or on behalf of the Company, and shall survive each delivery of and payment for any of the Notes.

                                      VII.

         (a) Each acceptance by the Company of an offer for the purchase of Notes, and each delivery of Notes to the Purchasing Agent pursuant to a sale of Notes to the Purchasing Agent, shall be deemed to be an affirmation that the representations and warranties of the Company made to the Purchasing Agent and the Agents in this Agreement and in any certificate theretofore delivered pursuant hereto are true and correct at the time of such acceptance or sale, as the case may be, and an undertaking that such representations and warranties will be true and correct at the time of delivery to the Purchasing Agent of the Notes relating to such acceptance or sale, as the case may be, as though made at and as of each such time (and it is understood that such representations and warranties shall relate to the Registration Statement and Prospectus as amended and supplemented to each such time).

         (b) Each time:

             (i) the Company accepts a Terms Agreement requiring such updating provisions;

              (ii) the Company files an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q with the SEC that is incorporated by reference into the Prospectus;

              (iii) the Company files a Current Report on Form 8-K required by
                    Item 2 of Form 8-K with the SEC that is incorporated by reference into the Prospectus; or

              (iv) if required by the Purchasing Agent or the Agents after the Registration Statement or Prospectus has been amended or supplemented (other than by an amendment or supplement providing solely for interest rates, maturity dates or other terms of Notes or similar changes), the Company shall furnish or cause to be furnished to the Purchasing Agent and the Agents a certificate of an Authorized Officer dated the date specified in the applicable Terms Agreement or dated the date of filing with the SEC of such supplement or document or the date of effectiveness of such amendment, as the case may be, in form satisfactory to the Purchasing Agent and the Agents to the effect that the statements contained in the certificate referred to in Section II(b) hereof which was last furnished to the Purchasing Agent and the Agents are true and correct as of the date specified in the applicable Terms Agreement or at the time of such filing, amendment or supplement, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section II(b), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate.

         (c)  Each time:

              (i) the Company accepts a Terms Agreement requiring such updating provisions;

              (ii) the Company files an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q with the SEC that is incorporated by reference into the Prospectus; or

              (iii) if required by the Purchasing Agent or the Agents after:

                    (A) the Company files a Current Report on Form 8-K required by Item 2 of Form 8-K with the SEC that is incorporated by reference into the Prospectus; or

                    (B) the Registration Statement or Prospectus has been
                        amended or supplemented (other than by an amendment or supplement providing solely for interest rates, maturity dates or other terms of the Notes or similar changes), the Company shall furnish or cause to be furnished forthwith to the Purchasing Agent and the Agents and your counsel the written opinions of counsel to the Company, dated the date specified in the applicable Terms Agreement or dated the date of filing with the SEC of such supplement or document or the date of effectiveness of such amendment, as the case may be, in form and substance satisfactory to the Purchasing Agent and the Agents, of the same tenor as the opinions referred to in Section II(a)(1) hereof, but modified, as necessary, to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinions; or, in lieu of such opinions, counsel last furnishing such opinions to the Purchasing Agent and the Agents shall furnish the Purchasing Agent and the Agents with a letter substantially to the effect that the Purchasing Agent and the Agents may rely on such last opinion to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance).

         (d)  Each time:

              (i) the Company accepts a Terms Agreement requiring such updating provisions;

              (ii) the Company files an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q with the SEC that is incorporated by reference into the Prospectus; or

              (iii) if required by the Purchasing Agent or the Agents after:

                    (A) the Company files a Current Report on Form 8-K required by Item 2 of Form 8-K with the SEC that is incorporated by reference into the Prospectus; or

                    (B) the Registration Statement or Prospectus has been
                        amended or supplemented to include additional financial information required to be set forth or incorporated by reference into the Prospectus under the terms of Item 11 of Form S-3 under the 1933 Act, the Company shall cause Arthur Andersen to furnish the Purchasing Agent and the Agents a letter, dated the date specified in the applicable Terms Agreement or dated the date of effectiveness of such amendment, supplement or document filed with the SEC, as the case may be, in form satisfactory to the Purchasing Agent and the Agents, of the same tenor as the portions of the letter referred to in clauses (i) and (ii) of
         Section II(c) hereof but modified to relate to the Registration Statement and Prospectus, as amended and supplemented to the date of such letter, and of the same general tenor as the portions of the letter referred to in clauses (iii) and (iv) of said Section II(c) with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company; provided, however, that if the Registration Statement or the Prospectus is amended or supplemented solely to include financial information as of and for a fiscal quarter, Arthur Andersen may limit the scope of such letter to the unaudited financial statements included in such amendment or supplement. If any other information included therein is of an accounting, financial or statistical nature, the Purchasing Agent and the Agents may request procedures be performed with respect to such other information. If Arthur Andersen is willing to perform and report on the requested procedures, such letter should cover such other information. Any letter required to be provided by Arthur Andersen hereunder shall be provided within 10 business days of the filing of the Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, within a reasonable time of a request made pursuant to subparagraph (iii) hereof or on the date specified in an applicable Terms Agreement.

                                      VIII.

         (a) The Company agrees to indemnify and hold harmless the Purchasing Agent and each Agent and each person who controls the Purchasing Agent or any Agent within the meaning of either the 1933 Act or the 1934 Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the 1933 Act, the 1934 Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Prospectus, or any amendment or supplement thereof, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Purchasing Agent or Agent specifically for use in connection with the preparation thereof, or arises out of or is based upon statements in or omissions from that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification of the Trustee (Form T-1) under the Trust Indenture Act of either of the Trustees, and (ii) such indemnity with respect to the Prospectus shall not inure to the benefit of any Agent (or any person controlling such Agent) from whom the person asserting any such loss, claim, damage or liability purchased the Notes which are the subject thereof if the Agent failed to deliver a copy of the Prospectus as amended or supplemented to such person in connection with the sale of such Notes excluding documents incorporated therein by reference at or prior to the written confirmation of the sale of such Notes to such person in any case where such delivery is required by the 1933 Act and the untrue statement or omission of a material fact contained in the Prospectus was corrected in the Prospectus as amended or supplemented. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

         (b) The Purchasing Agent and each Agent severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement and each person who controls the Company within the meaning of either the 1933 Act or the 1934 Act, to the same extent as the foregoing indemnity from the Company to the Purchasing Agent and each Agent, but only with reference to written information relating to the Purchasing Agent or such Agent furnished to the Company by or on behalf of the Purchasing Agent or such Agent specifically for use in the preparation of the documents referred to in the foregoing indemnity, provided such information is acknowledged in writing as having been provided by the Purchasing Agent or such Agent for such purpose. This indemnity agreement will be in addition to any liability which any Agent may otherwise have.

         (c) Promptly after receipt by an indemnified party under this Section VIII of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section VIII, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party except to the extent, if any, that such failure materially prejudices the indemnifying party. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section VIII for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Purchasing Agent and the Agents in the case of subparagraph (a), representing the indemnified parties under subparagraph (a) who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).

         (d) To provide for just and equitable contribution in circumstances in which the indemnification provided for in paragraph (a) of this Section VIII is due in accordance with its terms but is for any reason held by a court to be insufficient or unavailable from the Company on the grounds of policy or otherwise, the Company, on the one hand, and the Purchasing Agent and the Agents on the other hand, shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) to which the Company and one or more of the Purchasing Agent and the Agents may be subject in such proportion so that the Purchasing Agent and each Agent is responsible for that portion represented by the percentage that the total commissions and underwriting discounts received by the Purchasing Agent and such Agents bears to the total sales price from the sale of Notes sold to or through the Purchasing Agent and the Agents to the date of such liability, and the Company is responsible for the balance. However, if the allocation provided by the foregoing sentence is not permitted by applicable law, the Company, on the one hand, and the Purchasing Agent and the Agents on the other hand, shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) to which the Company and one or more of the Purchasing Agent and the Agents may be subject in such proportion to reflect the relative fault of the Company on the one hand and the Purchasing Agent and the Agents on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Purchasing Agent or such Agents on the other hand, the parties' relative intents, knowledge, access to information and opportunity to correct or prevent such statement or omission, and any other equitable considerations appropriate in the circumstances. The Company, on the one hand, and the Purchasing Agent and the Agents on the other, agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the Purchasing Agent and the Agents were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to above in this paragraph (d). Notwithstanding anything to the contrary contained herein, (i) in no case shall the Purchasing Agent or an Agent be responsible for any amount in excess of the commissions and underwriting discounts received by the Purchasing Agent or such Agent in connection with the Notes from which such losses, liabilities, claims, damages and expenses arise and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section VIII, each person who controls the Purchasing Agent or any Agent within the meaning of the 1933 Act shall have the same rights to contribution as the Purchasing Agent or such Agent, and each person who controls the Company within the meaning of either the 1933 Act or the 1934 Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the provisions of this paragraph (d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph (d), notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this paragraph (d).

                                       IX.

         The Company may elect to suspend or terminate the offering of Notes under this Agreement at any time; the Company also (as to the Purchasing Agent or any one or more of the Agents) or any Agent (as to itself) may terminate the appointment and arrangements described in this Agreement. Upon receipt of instructions from the Company, the Purchasing Agent shall suspend or terminate the participation of any Selected Dealer under the Master Selected Dealer Agreement. Such actions may be taken, in the case of the Company, by giving prompt written notice of suspension to the Purchasing Agent and all of the Agents and by giving not less than 5 days' written notice of termination to the affected party and the other parties to this Agreement, or in the case of an Agent, by giving not less than 5 days' written notice of termination to the Company and except that, if at the time of termination an offer for the purchase of Notes shall have been accepted by the Company but the time of delivery to the purchaser or his agent of the Note or Notes relating thereto shall not yet have occurred, the Company shall have the obligations provided herein with respect to such Note or Notes. The Company shall promptly notify the other parties in writing of any such termination.


                  The Purchasing Agent may, and, upon the request of an Agent with respect to any Notes being purchased by such Agent shall, terminate any Terms Agreement hereunder by the Purchasing Agent to purchase such Notes, immediately upon notice to the Company, at any time prior to the Settlement Date relating thereto (i) if there has been, since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries, or in the earnings, affairs or business prospects of the Company and its subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, or (ii) if there has occurred any outbreak or escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the Purchasing Agent's judgment, impracticable to market the Notes or enforce contracts for the sale of the Notes, or (iii) if trading in any debt securities of the Company has been suspended by the SEC or a national securities exchange, or if trading generally on either the American Stock Exchange or the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the SEC or any other governmental authority, or if a banking moratorium has been declared by either Federal or New York authorities.

                  Any Terms Agreement shall be subject to termination in the Purchasing Agent's absolute discretion on the terms set forth or incorporated by reference therein. The termination of this Agreement shall not require termination of any agreement by the Purchasing Agent to purchase Notes as principal, and the termination of any such agreement shall not require termination of this Agreement.

                  If this Agreement is terminated, Section III(c), (d) and (e),
Section VIII and Section XII hereof shall survive and shall remain in effect; provided that if at the time of termination of this Agreement an offer to purchase Notes has been accepted by the Company but the time of delivery to the Purchasing Agent of such Notes has not occurred, the provisions of all of
Section III, Section IV(b) and Section V shall also survive until time of delivery.

                  In the event an offering pursuant to a Terms Agreement is not completed according to the terms of this Agreement, an Agent will be reimbursed by the Company only for out-of-pocket accountable expenses actually incurred.

                                       X.

                  Except as otherwise specifically provided herein, all statements, requests, notices and advices hereunder shall be in writing, or by telephone if promptly confirmed in writing, and if to the Purchasing Agent or an Agent shall be sufficient in all respects if delivered in person or sent by telex, facsimile transmission (confirmed in writing), or registered mail to the Purchasing Agent or such Agent at its address, telex or telecopier number set forth on Annex A hereto and if to the Company shall be sufficient in all respects if delivered or sent by telex, telecopier or registered mail to the Company at the address specified below. All such notices shall be effective on receipt.

                  If to the Company:

                           Household Finance Corporation
                           2700 Sanders Road
                           Prospect Heights, Illinois  60070
                           Attention: Secretary
                           Telecopy: (847) 205-7536

or at such other address as such party may designate from time to time by notice duly given in accordance with the terms of this Section.

                                       XI.

                  This Agreement shall be binding upon the Purchasing Agent, the Agents and the Company, and inure solely to the benefit of the Purchasing Agent, the Agents and the Company and any other person expressly entitled to indemnification hereunder and the respective personal representatives, successors and assigns of each, and no other person shall acquire or have any rights under or by virtue of this Agreement.

                                      XII.

                  This Agreement shall be governed by and construed in accordance with the substantive laws of the State of New York.

                                      XIII.

                  If this Agreement is executed by or on behalf of any party, such person hereby states that at the time of the execution of this Agreement he has no notice of revocation of the power of attorney by which he has executed this Agreement as such attorney.

                  The Company will pay the following expenses incident to the performance of its obligations under this Agreement, including: (i) the preparation and filing of the Registration Statement; (ii) the preparation, issuance and delivery of the Notes; (iii) the fees and disbursements of the Company's auditors, of the Trustee and its counsel and of any paying or other agents appointed by the Company; (iv) the printing and delivery to the Purchasing Agent and Agents in quantities as hereinabove stated of copies of the Registration Statement and the Prospectus; (v) if the Company lists Notes on a securities exchange, the costs and fees of such listing; (vi) the fees and expenses, if any, including the reasonable fees and disbursements of McDermott, Will & Emery, incurred with respect to any filing with the National Association of Securities Dealers, Inc.; (vii) the cost of providing CUSIP or other identification numbers for the Notes, (viii) all reasonable expenses (including fees and disbursements of McDermott, Will & Emery) in connection with "Blue Sky" qualifications and (ix) any fees charged by rating agencies for the rating of the Notes.

                  This Agreement may be executed by each of the parties hereto in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Facsimile signatures shall be deemed original signatures.


            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

         If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, and upon acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement between the Company and you.


                                              Very truly yours,

                                              HOUSEHOLD FINANCE CORPORATION

                                              By:
                                                 -------------------------------
                                                 Name:
                                                 Title:



Confirmed and accepted
as of the date first above written:


[Names of Agents]

                                    EXHIBIT A

                              Concessions Schedule

The following Concessions are payable as a percentage of the non-discounted Price to Public of each Note sold through the Purchasing Agent.

9 months to less than 23 months.....................       0.200%
23 months to less than 35 months....................       0.400%
35 months to less than 47 months....................       0.625%
47 months to less than 59 months....................       0.750%
59 months to less than 71 months....................       1.000%
71 months to less than 83 months....................       1.100%
83 months to less than 95 months....................       1.200%
95 months to less than 107 months...................       1.300%
107 months to less than 119 months..................       1.400%
119 months to less than 131 months..................       1.500%
131 months to less than 143 months..................       1.600%
143 months to less than 179 months..................       1.750%
179 months to less than 239 months..................       2.000%
239 months to 360 months............................       2.500%
361 months or greater...............................       3.000%


                                       A-1